As filed with the Securities and Exchange Commission on September 5, 2007

Registration No. 333-128319

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1843131
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1201 N.E. Lloyd Boulevard, Suite 500
Portland, OR
(503) 453-8000	97232
(Address and telephone number of Principal Executive Offices)	(Zip Code)

ESCHELON TELECOM, INC.
2002 STOCK INCENTIVE PLAN
(Full title of the plan)

Matthew Fahey
Senior Vice President of Finance
Eschelon Telecom, Inc.
1201 N.E. Lloyd Boulevard, Suite 500
Portland, OR 97232
Phone: (503) 453-8000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

M. Christopher Hall
Perkins Coie
1120 N.W. Couch Street, 10th Floor
Portland, OR 97209
Phone: (503) 727-2000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (Registration Statement No. 333-128319) filed by Eschelon Telecom, Inc., a Delaware corporation, with the Securities and Exchange Commission on September 14, 2005, covering the registration of 1,632,414 shares of its common stock authorized for issuance under the Eschelon Telecom, Inc. 2002 Stock Incentive Plan.

On September 5, 2007, Eschelon filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by Eschelon Telecom, Inc. in the Registration Statement on Form S-8 to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement on Form S-8 that remain unsold at the termination of the offering, Eschelon Telecom, Inc. hereby removes from registration the securities of Eschelon Telecom, Inc. registered but unsold under the Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on this 5th day of September, 2007.

ESCHELON TELECOM, INC.

By:	/s/ Matthew Fahey
Matthew Fahey
Senior Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Dudley R. Slater	Chief Executive Officer and Director	September 5, 2007
Dudley R. Slater	(Principal Executive Officer)

/s/ Matthew Fahey	Senior Vice President of Finance	September 5, 2007
Matthew Fahey	(Principle Finance Officer)

/s/ James H. Huesgen	Director	September 5, 2007
James H. Huesgen